Exhibit 3.2(e)

AMENDED AND RESTATED BYLAWS
OF
BUSINESS TELECOM OF VIRGINIA, INC.

ARTICLE I:  MEETINGS OF SHAREHOLDERS

1.1                               Place of Meetings.  All meetings of the shareholders shall be held at such place, either within or without the State of Virginia, as from time to time may be fixed by the Board of Directors.

1.2                               Annual Meetings.  The annual meeting of the shareholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on the second Thursday in March, at 10:00 a.m., or on such other day as the Board of Directors shall determine if that day is not a legal holiday.  If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday.

1.3                               Special Meetings.  A special meeting of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Vice-Chairman of the Board or the President, by a majority of the Board of Directors, or by shareholders together holding at least 30% of the number of shares of the Corporation at the time outstanding and entitled to vote with respect to the business to be transacted at such meeting.  At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

1.4                               Notice of Meetings.  Written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes of which the meeting is called, shall be mailed not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the stock transfer books of the Corporation.  Such further notice shall be given as may be required by law, but such meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

1.5                               Quorum.  Any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum of the transaction of business.  If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

1.6                               Voting.  At any meeting of the shareholders, each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote.  Each proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

1.7                               Inspectors.  An appropriate number of inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting.  Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

ARTICLE II:  DIRECTORS

2.1                               General Powers.  The property, affairs and business of the Corporation shall be under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Corporation’s Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

2.2                               Number of Directors:  The number of Directors of the Corporation shall be established, and may be increased or decreased, by resolution of the Board of Directors or shareholders from time to time, provided the Corporation shall always have at least one (1) Director.  Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death.

2.3                               Election and Removal of Directors; Quorum.

a.                                      Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing.

b.                                      Directors shall hold their offices for terms of one year and until their successors are elected.  Any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of Directors.

c.                                       Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next shareholders’ meeting at which Directors are elected.

d.                                      A majority of the number of Directors elected and serving at the time of any meeting shall constitute a quorum for the transaction of business.  The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  Less than a quorum may adjourn any meeting.

2.4                               Meeting of Directors.  An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate.  Other meetings of the Board of Directors shall held at places within or without the State of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the Vice-Chairman of the Board, the President or any of the Directors. The Secretary or officer performing the Secretary’s duties shall give not less than twenty-four hours’ notice by letter, telegraph or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board.  Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing before or after the meeting.  The notice of meetings of the Board need not state the purpose of the meeting.

2.5                               Compensation.  By resolution of the Board, Directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

ARTICLE III:  COMMITTEES

3.1                               Executive Committee.  The Board of Directors, by resolution adopted a majority of the number of Directors fixed by these Bylaws, may elect an executive Committee which shall consist of not less than three Directors, including the Chairman of the Board and the President.  When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these Bylaws, provided that the Executive Committee shall not have power to (a) approve or recommend to shareholders action that the Virginia Stock Corporation Act requires to be approved by shareholders; (b) fill vacancies on the Board or any of its committees; (c) amend the Articles of Incorporation pursuant to Section 13.1-706 of the Virginia Code; (d) adopt, amend or repeal the Bylaws; (e) approve a plan of merger not requiring shareholder approval; (f) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (g) authorize or approve the issuance or sale or contract for sales of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, other than within the limits specifically prescribed by the Board of Directors.

3.2                               Finance Committee.  The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, may elect a Finance Committee which shall consist of not less than three Directors.  The Finance Committee shall consider and report to the Board with respect to plans for corporate expansion, capital structure and long-range financial requirements.  The Committee shall also consider and report to the Board with respect to such other matters relating to the financial affairs of the Corporation as may be requested by the Board or the appropriate officers of the Corporation.  The Committee shall report periodically to the Board of Directors on all actions which it may have taken.

3.3                               Other Committees.  The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not less than two Directors; and the members, terms and authority of such committees shall be set forth in the resolutions establishing the same.

3.4                               Meetings.  Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

3.5                               Quorum and Manner of Acting.  A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting.  The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

3.6                               Term of Office.  Members of the Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

3.7                               Resignation and Removal.  Any member of a Committee may resign at any time by giving written notice of his intention to do so to the Chairman of the Board or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directions as would suffice for his election.

3.8                               Vacancies.  Any vacancy occurring in a Committee resulting from any cause whatsoever may be filled by a majority of the number of Directors then serving.

ARTICLE IV:  OFFICERS

4.1                               Election of Officers; Terms.  The officers of the Corporation shall consist of a President and a Secretary.  Other officers, including a Treasurer, Chairman of the Board, Chief Executive Officer, one or more Vice-Presidents (whose seniority and title, including Executive Vice- Presidents and Senior Vice-presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors.  All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected.  The President shall be chosen from among the Directors.  Any offices may be combined in the same person as the Board of Directors may determine.

4.2                               Removal of Officers; Vacancies.  Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors.  Vacancies may be filled by the Board of Directors.

4.3                               Duties.  The officers of the corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or from time to time shall be conferred by the Board of Directors.  The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

4.4                               Duties of the Chairman of the Board.  The Chairman of the Board, while he is a full-time employee of the Corporation shall serve as the Chairman of the Executive Committee.  Except as otherwise provided in these Bylaws or the resolutions establishing such committees, he shall be ex officio a member of all committees of the Board, with the power to vote.  He shall preside at all meetings of shareholders, the Board of Directors and the Executive Committee.  In the incapacity or absence of the President, the Chairman of the Board shall perform the duties and have the authority of the President.  The Chairman of the Board may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the

Corporation or shall be required by law otherwise to be signed or executed.  In addition, he shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

4.5                               Duties of the President.  The President shall have direct supervision over the business of the Corporation and its several officers, subject to the Board of Directors and the Chairman of the Board, and shall consult with and report to the aforementioned officer.  He shall be a Director and except otherwise provided in these Bylaws or the resolutions establishing such committees, he shall be ex officio a member of all committees of the Board, with power to vote.  In the incapacity of the Chairman of the Board, the President shall perform the duties of the Chairman of the Board and in the incapacity of the Chairman of the Board or, in the absence of the Chairman of the Board and upon his designation, the President shall preside at all meetings of shareholders, the Board of Directors and all committees of the Board of Directors of which the Chairman of the Board is a member.  The President may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.  He may appoint advisory committees as provided in Section 6 of Article III.  In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.  In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

4.6                               Duties of the Vice-Presidents.  Each Vice-President, if any, shall have such powers and duties as may from time to time be assigned to him by the Chairman the Board, the President or the Board of Directors.  No Vice-President may sign and execute the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments except where the signing and execution of such documents shall be expressly delegated by the Board of Directors to such Vice-President.

4.7                               Duties of the Treasurer.  The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and shall cause all such funds and securities to be deposited in such banks and depositories as the Board of Directors from time to time may direct.  He shall maintain adequate accounts and records of all assets, liabilities and transactions of the Corporation in accordance with generally accepted accounting practices; shall exhibit his accounts and records to any of the directors of the Corporation at any time upon request at the office of the Corporation; shall render such statements of his accounts and records and such other statements to the Board of Directors and officers as often and in such manner as they shall require; and shall make and file (or supervise the making and filing of) all tax returns required by law.  He shall in general perform all duties; incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

4.8                               Duties of Secretary.  The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation.  When requested, he also shall act as secretary of the meetings of the committees of the Board.  He shall keep and preserve the minutes of all such meetings in permanent books.  He may sign and execute in the name of the Corporation share certificates.  He shall be responsible for all notices required to be given the Corporation are duly given and served; having custody of the seal of the Corporation and shall affix the seal or cause to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; (c) having custody of all deeds, leases, contracts and other important corporate documents; (d) having charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; (e) seeing that all reports, statements and other documents required by law (except tax returns) are properly filed; and (f) in general, performing all the duties incident to the office of Secretary and such other duties as from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President.

4.9                               Compensation.  The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

ARTICLE V:  CAPITAL STOCK

5.1                               Certificates.  The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law.  Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes.  If any officer whose signature or facsimile thereof shall have been used on a shares certificate for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

5.2                               Lost, Destroyed and Mutilated Certificates.  Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof or affidavit of such loss or destruction, and the Board of Directors, in its discretion, may require deposit of a bond in such form and amount and with such surety as the Board of Directors may deem appropriate.

5.3                               Transfer of Shares.  The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation.  The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

5.4                               Fixing Record Date.  For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than more than 120 days after the date fixed for the original meeting.

ARTICLE VI:  MISCELLANEOUS PROVISIONS

6.1                               Seal.  The seal of the Corporation shall consist of a flat-faced circular die, of which there may be a number of counterparts, on which there shall be engraved the word “Seal” and the name of the Corporation.

6.2                               Fiscal Year.  The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

6.3                               Checks, Notes and Drafts.  Checks, notes, drafts and other orders for the payment of moneys may be signed by such persons as the Board of Directors from time to time may authorize.  When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

6.4                               Amendment of Bylaws.  Unless prescribed by the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these Bylaws.  The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any bylaws and to enact bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

6.5                               Voting of Shares Held.  Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the Chairman of the Board or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and Chairman of the Board or the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise such written proxies, consents, waivers or other instruments may be necessary or proper in the premises.  In lieu of such appointment, the Chairman of the Board or the President may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.